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                                                                    EXHIBIT 99.1

CONTACT - Karin Demler: (615) 263-3005

             CORRECTIONS CORPORATION OF AMERICA ANNOUNCES PRICING OF
                        NEW 9 7/8% SENIOR NOTES DUE 2009

                  OBTAINS CONSENT TO AMEND INDENTURE GOVERNING
                EXISTING $100.0 MILLION 12% SENIOR NOTES DUE 2006

NASHVILLE, Tenn. -- April 25, 2002/PR Newswire-First Call/ -- Corrections Corporation of America (NYSE: CXW) announced today the pricing of $250.0 million aggregate principal amount of its 9 7/8% Senior Notes due 2009.

CCA intends to use the proceeds of the offering of the 2009 Senior Notes to refinance a portion of its existing senior secured bank credit facility, to purchase all or a portion of its existing $100.0 million 12% Senior Notes due 2006 pursuant to an outstanding offer to purchase such notes, and to pay related fees and expenses. In connection with CCA's previously announced offer to purchase its existing 12% Senior Notes, CCA also announced that it has received sufficient consents and has amended the indenture governing the notes to delete substantially all of the restrictive covenants and events of default contained therein upon consummation of the offer to purchase.

Copies of the offering memorandum relating to the offering of the 2009 Senior Notes may be obtained from Lehman Brothers Inc., the sole book-running manager for the offering, at 745 Seventh Avenue, 3rd Floor, High Yield Capital Markets, New York, New York 10019. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security of CCA and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The 2009 Senior Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws.

ABOUT CCA

CCA is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and four states. CCA currently owns 39 correctional, detention and juvenile facilities, three of which are leased to other operators, and two additional facilities which are not yet in operation. CCA also has a leasehold interest in a juvenile facility. CCA currently operates 63 facilities, including 36 company owned facilities, with a total design capacity of approximately 61,000 beds in 21 states, the District of Columbia and Puerto Rico. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the


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fundamental residential services relating to inmates, CCA's facilities offer a variety of rehabilitation and educational programs, including basic education, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. CCA also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD-LOOKING STATEMENTS

This press release contains statements that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on CCA's current plans and actual future activities, and CCA's results of operations may be materially different from those set forth in the forward-looking statements. Investors should refer to documents that CCA files from time to time with the Commission for a description of certain factors that could cause actual results to vary from current expectations and from the forward-looking statements contained in this press release. Such factors include, but are not limited to: (i) the availability of debt and/or equity financing on terms that are favorable to CCA, including the completion of the refinancing of CCA's existing senior secured credit facility and the offering of the 2009 Senior Notes; (ii) fluctuations in CCA's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) general economic and market conditions; and (iv) other factors that could cause results to differ as are described in the filings made from time to time by CCA with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.